UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒          Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

WHX Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 25, 2009

To the Stockholders of WHX Corporation:

The annual meeting of stockholders of WHX Corporation (the “Company”) will be held on Tuesday, August 25, 2009, at 11:00 a.m., local time, at the Park Central Hotel, 870 Seventh Avenue at 56th Street, New York, NY 10019, for the following purposes:

1.
To elect eight directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2010 and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2009; and

3.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on July 1, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.  Only holders of record of shares of Common Stock of the Company at the close of business on July 1, 2009 are entitled to notice of and to vote at the meeting.

Your vote is very important.  All stockholders are cordially invited to attend the meeting.  We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.  If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

The notice and Proxy Statement are first being mailed to our stockholders on or about July 27, 2009.

Please follow the voting instructions on the enclosed proxy card to vote.

By Order of the Board of Directors,

WHX CORPORATION

/s/ Glen M. Kassan

Glen M. Kassan
Chief Executive Officer
July 27, 2009

INFORMATION ABOUT THE ANNUAL MEETING	1
VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK	2
PROPOSAL ONE: ELECTION OF DIRECTORS	4
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	25
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING AND OTHER MATTERS	28

i

WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On August 25, 2009
INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement contains information related to the annual meeting of stockholders (the “Annual Meeting”) of WHX Corporation (“WHX” or the “Company”) to be held on Tuesday, August 25, 2009, at 11:00 a.m., at the Park Central Hotel, 870 Seventh Avenue at 56th Street, New York, NY 10019, and at any postponements or adjournments thereof (the “Annual Meeting”).

Purpose of the Annual Meeting

At the Annual Meeting, holders of WHX common stock, $0.01 par value per share (“Common Stock”), will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1.
To elect eight directors to our Board of Directors, each to serve until the annual meeting of stockholders in fiscal year 2010 and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2009; and

3.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock.  Only holders of record of shares of Common Stock at the close of business on July 1, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  The Record Date was established in accordance with customary practice in early June 2009.  On the Record Date of the Annual Meeting, there were 12,178,535 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.  Each share of Common Stock is entitled to one vote.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Annual Meeting.  If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Annual Meeting.  For example, you may bring an account statement showing that you beneficially owned Common Stock shares as of July 1, 2009 as acceptable proof of ownership.

Important Notice Regarding The Availability Of Proxy Materials
For The Shareholders Meeting To Be Held On August 25, 2009

Under rules recently adopted by the Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at: http://www.whxcorp.com/2009annual.php.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

How to Vote

You may vote in person at the Annual Meeting or by proxy.  Our Board is asking for your proxy.  We recommend that you vote by proxy even if you plan to attend the Annual Meeting.  Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may also vote for or against the proposal or abstain from voting.  You can always change your vote at the Annual Meeting.  Proxy cards must be received by us before voting begins at the Annual Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Annual Meeting.  Each proxy in that form that is properly signed and received prior to the Annual Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware that any matter other than the matters described above would be presented for action by stockholders at the Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Annual Meeting.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock.  The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Annual Meeting. Shares that the Company owns are not voted and do not count for this purpose.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

For Proposal No. 1, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board.  The affirmative vote of a majority of the total votes cast in person or by proxy on the proposal is required to approve Proposal No. 2, to ratify the appointment of Grant Thornton LLP as the Company’s independent accountants.

Treatment and Effect of Abstentions and “Broker Non-Votes”

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Brokers that do not receive instructions from the beneficial owners of Common Stock being voted are entitled to vote on Proposal No. 1, the election of directors, and Proposal No. 2, the appointment of Grant Thornton LLP as the Company’s independent accountants.  An abstention or broker “non-vote” will not be considered a vote cast.  Accordingly, abstentions or broker “non-votes” are not included in the tabulation of the voting results on Proposals Nos. 1 or 2, which require the approval of a plurality or majority, respectively, of the votes cast.  Therefore, abstentions or broker “non-votes” do not have the effect of votes in opposition of any of the proposals to be voted upon at the Annual Meeting.

No Right of Appraisal

Neither Delaware law, WHX’s Amended and Restated Certificate of Incorporation nor WHX’s bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals.  Accordingly, WHX’s stockholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company.  In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of capital stock and will, upon request, reimburse them for their expenses. In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

Smaller Reporting Company

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the SEC, effective February 4, 2008.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our Board has a single class of directors, with each director serving a one-year term. Directors elected at the Annual Meeting will serve until the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Information with Respect to Director Nominees

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NASDAQ Stock Market (“NASDAQ”) for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that Louis Klein, Jr., Garen W. Smith and Robert Frankfurt are independent.

Name	Age	All Offices with the Company	Director Since
Warren G. Lichtenstein	43	Chairman of the Board of Directors	2005
Robert Frankfurt*	43	Director	2008
Jack L. Howard	47	Director	2005
Glen M. Kassan	66	Vice Chairman of the Board of Directors and Chief Executive Officer	2005
Louis Klein, Jr.*	74	Director	2002
John H. McNamara, Jr.	45	Director	2008
John J. Quicke	59	Director and Vice President	2005
Garen W. Smith*	66	Director	2002
_______________

*	Member of the Compensation Committee, Nominating Committee and the Audit Committee

Business Background of Directors Nominees

The following is a summary of the business background and experience of each of the persons named above:

Warren G. Lichtenstein.  Chairman of the Board of Directors.

Warren G. Lichtenstein has served as Chairman of the Board of WHX since July 2005.  Mr. Lichtenstein is the Chief Executive Officer of Steel Partners LLC (“Steel Partners”), a global management firm.  Steel Partners is the manager of Steel Partners Holdings L.P., a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies (“SPH”).  Mr. Lichtenstein has been associated with Steel Partners and its affiliates since 1990.  Mr. Lichtenstein co-founded Steel Partners II, L.P. (“SP II”) in 1993.  He is also a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China.  Mr. Lichtenstein has been the Chairman of the Board, President and CEO of SP Acquisition Holdings, Inc. (“SP Acquisition”), a company formed for the purpose of acquiring one or more businesses or assets, since February 2007.  Mr. Lichtenstein was a director (formerly Chairman of the Board) of SL Industries, Inc. (“SL Industries”), a designer and manufacturer of power electronics, power motion equipment, power protection equipment and teleprotection and specialized communication equipment, from January 2002 to May 2008 and served as CEO from February 2002 to August 2005.  He has been a director of GenCorp. Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  Mr. Lichtenstein served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008.  He was a director (formerly Chairman of the Board) of United Industrial Corporation (“UIC”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from May 2001 to November 2007.  He served as a director of the predecessor entity of SPH from 1996 to June 2005, as Chairman and CEO from December 1997 to June 2005 and as President from December 1997 to December 2003.  Age 43.

Robert Frankfurt.  Director.

Robert Frankfurt has been a director of WHX since November 2008.  Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA.  Age 43.

Jack L. Howard.  Director.

Jack L. Howard has been a director of WHX since July 2005.  He is the President of Steel Partners and has been associated with Steel Partners and its affiliates since 1993.  Mr. Howard co-founded SP II in 1993.  He has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989.  Mr. Howard has served as the Chief Operating Officer of SP Acquisition since June 2007 and has served as its Secretary since February 2007.  He also served as a director of SP Acquisition from February 2007 to June 2007 and as its Vice-Chairman from February 2007 to August 2007.  He has served as a director (currently Chairman) of Adaptec, Inc. (“Adaptec”), a storage solutions provider, since December 2007.  Mr. Howard has served as Chairman of the Board of a predecessor entity of SPH from June 2005 to December 2008, as a director from 1996 to December 2008 and as its Vice President from 1997 to December 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of SPH’s predecessor entity.  He has served as a director of NOVT Corporation (“NOVT”), a former developer of advanced medical treatments for coronary and vascular disease, since April 2006.  He has served as a director of CoSine Communications Inc., a former global telecommunications equipment supplier, since July 2005.  He served as Chairman of the Board and Chief Executive Officer of Gateway Industries, Inc., a provider of database development and web site design and development services, from February 2004 to April 2007 and as Vice President from December 2001 to April 2007.  Age 47.

Glen M. Kassan.  Vice Chairman of the Board of Directors and Chief Executive Officer.

Glen M. Kassan has served as a director of the Company since July 2005 and as the Company’s Vice Chairman of the Board and Chief Executive Officer since October 2005.  He is a Managing Director and operating partner of Steel Partners and has been associated with Steel Partners and its affiliates since August 1999.  He served as the Vice President, Chief Financial Officer and Secretary of the predecessor entity of SPH from June 2000 to April 2007.  He has served as a director of SL Industries since January 2002, its Chairman of the Board since May 2008, its Vice Chairman of the Board from August 2005 to May 2008 and its President from February 2002 to August 2005.  He was a director of UIC from October 2002 to November 2007.  Age 66.

Louis Klein, Jr.  Director.

Louis Klein, Jr. has served as a director of WHX since 2002.  He has served as trustee of Manville Personal Injury Settlement Trust from 1991 through 2007, trustee of WT Mutual Fund and WT Investment Trust I (Wilmington Trust) since 1998 and trustee of the CRM Mutual Fund since 2005.  He has also served as a director of Bulwark Corporation, a private company engaged in real estate investment, from 1998 through June 2008.  Age 74.

John H. McNamara, Jr.  Director.

John H. McNamara, Jr. has served as a director of WHX since February 2008.  He is a Managing Director and investment professional of Steel Partners and has been associated with Steel Partners and its affiliates since May 2006.  He serves as a director of SL Industries and Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants.  Mr. McNamara also served as a director of the predecessor entity of SPH from April 2008 to December 2008, and was its Chief Executive Officer from June 2008 to December 2008.  Prior to working at Steel Partners, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995.  As a member of its Corporate Finance Group he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings.  Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.  Age 45.

John J. Quicke.  Director and Vice President.

John J. Quicke has served as a director of WHX since July 2005 and as a Vice President of WHX since October 2005.  Mr. Quicke served as the President and Chief Executive Officer of Bairnco from April 2007 to December 2008.  He is a Managing Director and operating partner of Steel Partners.  Mr. Quicke has been associated with Steel Partners and its affiliates since September 2005.  He has served as a director of Rowan Companies, Inc., a contract drilling company, since January 2009.  He has served as a director of Adaptec since December 2007.  He has served as Chairman of the Board of Collins Industries, Inc. (“Collins”), a subsidiary of BNS Holdings, Inc., a manufacturer of school busses, ambulances and terminal trucks, since November 2008 and as a director of Collins since October 2006.  He served as a director of Angelica Corporation, a provider of health care linen management services, from August 2006 to July 2008.  Mr. Quicke served as Chairman of the Board of NOVT from April 2006 to January 2008, and served as President and Chief Executive Officer of NOVT from April 2006 to November 2006.  Mr. Quicke also served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from October 2006 to June 2007.  He served as a director, President and Chief Operating Officer of Sequa Corporation (“Sequa”), a diversified industrial company, from 1993 to March 2004, and as Vice Chairman and Executive Officer of Sequa from March 2004 to March 2005.  As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company.  From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to SP II and explored other business opportunities.  Mr. Quicke is a Certified Public Accountant and a member of the AICPA.  Age 59.

Garen W. Smith.  Director.

Garen W. Smith has served as a director of WHX since 2002.  He was Chairman of the Board of H&H from 2003 through September 2005.  Mr. Smith was Vice President, Secretary and Treasurer of Abundance Corp., a consulting company that provided services to the Company, from 2002 to February 2005.  In addition, he was President and Chief Executive Officer of Unimast Incorporated from 1991 to 2002.  Mr. Smith also serves as a director of Phillips Manufacturing Company.  Age 66.

Board Committees and Meetings

The Board met on five occasions during the year ended December 31, 2008 and acted by written consent on four occasions.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  All seven members of the Board of Directors who were then serving on the Board attended the 2008 Annual Meeting. Our policy is that our board members are expected to attend each Annual Meeting.

There are three principal committees of the Board: the Audit Committee, Nominating Committee and the Compensation Committee.

Audit Committee

The Company has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has a charter, a current copy of which is available on the Company’s website, www.whxcorp.com.  The members of the Audit Committee are Louis Klein, Jr., Garen W. Smith and Robert Frankfurt.  Each of Messrs. Klein, Smith and Frankfurt are non-employee members of the Board.  After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current Audit Committee members are financially literate, and (3) Mr. Klein qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.  The Audit Committee met seventeen times and took action by unanimous written consent two times during the fiscal year ended December 31, 2008.

Compensation Committee

The Company has a separately standing Compensation Committee.  The Compensation Committee has a charter, a current copy of which is available on the Company’s website, www.whxcorp.com.  The members of the Compensation Committee are Louis Klein, Jr., Garen W. Smith and Robert Frankfurt.  Each of Messrs. Klein, Smith and Frankfurt are non-employee members of the Board.  The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor.  The Compensation Committee met twelve times, and took action by unanimous written consent two times, during the fiscal year ended December 31, 2008.

Nominating Committee

The Company has a separately standing Nominating Committee.  The Nominating Committee has a charter, a current copy of which is available on the Company’s website, www.whxcorp.com.  The members of the Nominating Committee are Louis Klein, Jr., Garen W. Smith, and Robert Frankfurt.  Each of Messrs. Klein, Smith and Frankfurt are non-employee members of the Board.  The Nominating Committee evaluates and selects, or recommends to the full board for their selection, nominees for directors.  The Nominating Committee Charter provides that the Nominating Committee may delegate certain duties to a consultant and/or advisor. As discussed below, the Company did not have a standing Nominating Committee in 2008 in reliance on the “Controlled Company” exception from the NASDAQ requirement that the nominating functions of the Board of Directors be performed by independent directors.

Director Independence

In assessing the independence of our directors, our Board of Directors has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 5605(a)(2), and applicable SEC regulations.  The NASDAQ rules require us to have an audit committee comprised of at least three members, all of whom are independent and meet certain other requirements.  Independent directors must determine, or recommend to the full board for their determination, the compensation of the chief executive officer and other executive officers and must select, or recommend to the full board for their selection, nominees for directors under the NASDAQ rules.

Under the applicable NASDAQ Marketplace Rules, we were considered a “controlled company” prior to July 15, 2009, since more than 50% of our voting power was held by SP II.  As a controlled company, we were exempt from the NASDAQ requirements that we have a majority of independent directors and that we have a nominating committee comprised of independent directors.    Effective July 15, 2009, as a result of certain distributions to indirect investors of SP II, the Company ceased to qualify as a controlled company.  Under the NASDAQ Marketplace Rules, the Company will be required to have a majority of independent directors and a Nominating Committee comprised entirely of independent directors within twelve months from the date we ceased to be a controlled company.

After reviewing any material relationships that any of our directors may have with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities, our Board of Directors has determined that Louis Klein, Jr., Garen W. Smith and Robert Frankfurt, representing three of our eight directors, are “independent directors” as defined under the NASDAQ Marketplace Rules.  The Company has a separately standing Compensation Committee, Nominating Committee and Audit Committee.  Each of the Audit Committee, the Nominating Committee and the Compensation Committee have a charter, current copies of which are available on the Company’s website, www.whxcorp.com.  All of the members of our Audit Committee, Nominating Committee and Compensation Committee, which are comprised of Messrs. Klein, Smith and Frankfurt, are independent under the NASDAQ definition of “independence.”

Nominating Process

The Nominating Committee of the Board, which is comprised solely of independent directors, selects, or recommends for the full Board’s selection, all director nominees.

The Nominating Committee identifies director candidates through recommendations made by Board members, management, stockholders and others.  At a minimum, a nominee to the Board should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity.  Recommendations are developed based on the nominee’s knowledge and experience in a variety of fields, as well as research conducted by the Company’s staff and outside consultants at the Nominating Committee’s direction.

 Any stockholder recommendation should be directed to Peter T. Gelfman, General Counsel and Secretary, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604, and should include the candidate’s name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve.  Stockholder recommendations must also comply with the notice provisions contained in the Company’s bylaws in order to be considered (current copies of the Company’s bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company).

In determining whether to nominate a candidate, whether from an internally generated or stockholder recommendation, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  The Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.  The Nominating Committee recommended the nomination of the entire slate of directors to be voted upon at this year’s annual meeting.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, to one or more directors by writing to such director(s) or to the entire Board, care of Peter T. Gelfman, General Counsel and Secretary, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics (the “Code of Conduct and Ethics”) that applies to all of its directors, officers and employees.  The Code of Conduct and Ethics is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct and Ethics to appropriate persons identified in the Code of Conduct and Ethics, and (v) accountability for adherence to the Code of Conduct and Ethics. The Code of Conduct and Ethics is available on the Company’s website at www.whxcorp.com.  The Code of Conduct and Ethics may also be requested in print, without charge, by writing to: Peter T. Gelfman, General Counsel and Secretary, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604.  Amendments to the Code of Conduct and Ethics and any grant of a waiver from a provision of the Code of Conduct and Ethics requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.whxcorp.com.

Information with Respect to Executive Officers

As at July 27, 2009, the executive officers of the Company who are not also directors are as follows:

Name	Age	All Offices with the Company	Officer Since
Jeffrey A. Svoboda	57	Senior Vice President of WHX and President and Chief Executive Officer of Handy & Harman (“H&H) and Bairnco Corporation (“Bairnco”)	2008
James F. McCabe, Jr.	46	Chief Financial Officer and Senior Vice President	2007
Peter T. Gelfman	45	General Counsel and Secretary	2008

Business Background of Executive Officers

Jeffrey A. Svoboda.  Senior Vice President of the Company and President and Chief Executive Officer of H&H and Bairnco.

Jeffrey A. Svoboda has been President and Chief Executive Officer of H&H since January 2008, President and Chief Executive Officer of Bairnco since January 2009 and a Senior Vice President of the Company since March 2009.  Mr. Svoboda has previously served as the Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007.  Age 57.

James F. McCabe, Jr.  Chief Financial Officer and Senior Vice President.

James F. McCabe, Jr. has been Senior Vice President of each of the Company and H&H since March 2007 and Chief Financial Officer of the Company since August 2008.  From 2004 to 2007, Mr. McCabe served as Vice President of Finance and Treasurer, NE Region, of American Water, a water utility and subsidiary of RWE AG.  From 1991 to 2003, at Teleflex Incorporated, a diversified industrial company, he served as President of Teleflex Aerospace Group from 2002 to 2003, which manufactures and services turbine components and aircraft cargo systems, President of Sermatech International, an engineered coatings business from 2001 to 2002, and as its Chief Operating Officer from 2000 to 2001.  Age 46.

Peter T. Gelfman.  General Counsel and Secretary.

Peter T. Gelfman has been General Counsel and Secretary of the Company since April 2008.  From July 2005 through April 2008, Mr. Gelfman was employed by Rheem Manufacturing Company as Deputy General Counsel from July 2005 to June 2006 and served as the Vice President, Secretary and General Counsel from June 2006 to April 2008.  Previously, he served as a Senior Associate General Counsel for Sequa, from June 1999 through June 2005.  Mr. Gelfman served as a Senior Attorney for Westvaco Corporation, now Mead Westvaco, from June 1996 through June 1999.  Additionally, Mr. Gelfman served as an Assistant United States Attorney for the United States Attorney for the Southern District of New York, Criminal Division, from February 1992 through May 1996 and as a litigation associate with Cravath, Swaine & Moore from September 1989 through December 1991.  Age 45.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for each of the Company’s last two completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2008; (ii) the Company’s two most highly compensated executive officers, other than the chief executive, who were serving as executive officers at the end of the fiscal year ended December 31, 2008; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2008 (of which there was one). We refer to these individuals collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)	(d)	(f)(1)	(h)	(i)		(j)
Glen M. Kassan Chief Executive Officer	2008	600,000	--	--	--	28,322	(2)	628,322
	2007	600,000	100,000	--	--	100,208	(3)	800,208
James F. McCabe, Jr. Chief Financial Officer and Senior Vice President	2008	310,615	166,257	47,304	--	65,209	(4)	589,385
	2007	244,615	100,000	117,197	--	42,686	(4)	504,498
Jeffrey A. Svoboda Senior Vice President of WHX and President and Chief Executive Officer of H&H and Bairnco(5)	2008	451,923	356,524	74,053	--	31,207	(6)	913,707
	2007	--	--	--	--	--		--
Daniel P. Murphy, Jr. Senior Vice President of Corporate Development (7)	2008	294,266	--	49,188	--	970,229	(8)	1,313,683
	2007	467,692	140,000	234,395	--	46,080	(9)	888,167
_____________

(1)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock-Based Compensation” (“SFAS No. 123(R)”).  Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Consolidated Financial Statements filed with the Company’s Annual Report on Form 10-K, filed with on March 31, 2009, which is incorporated herein by reference.  As of December 31, 2008, option awards had an exercise price of $90.00 per share, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect a 1-for-10 reverse stock split of its outstanding Common Stock effected on November 24, 2008 (the “Reverse Stock Split”).  The stock price of WHX’s Common Stock as of December 31, 2008 was $8.00.

(2)
Consists of payments for life insurance and discretionary 401(k) payments.  In 2008, the amount recognized as compensation expense for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R) for the “Arrangement” (defined below) was zero.

(3)
Includes payments for life insurance, discretionary 401(k) payments, and the amount recognized as compensation expense for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R) for the Arrangement.

(4)	Includes payments for life insurance, car allowance, temporary living allowance, and 401(k) matching and discretionary payments.

(5)	As Mr. Svoboda’s employment did not commence until January 28, 2008, Mr. Svoboda was not a named executive officer of the Company for the fiscal year ended December 31, 2007.

(6)	Includes payments for life insurance, car allowance, compensation for relocation, and 401(k) matching and discretionary payments.

(7)	Mr. Murphy resigned from his executive officer position and as a director of WHX effective July 11, 2008.

(8)
Includes payments for reimbursement of financial services, life insurance, car allowance, supplemental healthcare, 401(k) matching and discretionary payments as well as a one-time severance payment of $940,000 pursuant to the terms of Mr. Murphy’s employment agreement.  See “—Separation Agreement” for further discussion of the severance provisions of Mr. Murphy’s employment agreement.

(9)	Includes payments for reimbursement of financial services, life insurance, car allowance, club dues, 401(k) matching and discretionary payments.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers includes salary, stock options, and non-equity incentive compensation.  In addition, each named executive officer is eligible to receive contributions to his or her 401(k) plan under our matching contribution program.

In 2008 and 2007, salaries and bonuses accounted for approximately 95% and 87%, respectively, of total compensation for our principal executive officer and 56% and 68%, respectively, on average for our other named executive officers.

On January 4, 2009, the Company implemented 5% salary reductions to annual salaries over $40,000 for all salaried employees, including all of the Company’s named executive officers, in furtherance of the Company’s ongoing efforts to lower its operating costs.  The Company also suspended its employer contributions to 401(k) savings plans for all employees not covered by a collective bargaining agreement, including its named executive officers.  While management believes that the Company has been performing well, the Company took these steps to minimize the potential impact of the downturn in the global economy.

On July 6, 2007, the Compensation Committee of the Board of the Company adopted certain arrangements (the “Arrangements”) for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and manager of Steel Partners, the manager of SPH and SP II, and Glen Kassan, the Chief Executive Officer and Vice Chairman of the Board of the Company and Managing Director and operating partner of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan.  The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 10,000 multiplied by the difference of the market value of the Company’s stock price and $90.00, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect the Reverse Stock Split.  The Arrangements are not based on specified targets or objectives other than the Company’s stock price.  The bonus is payable upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The notice can be sent with respect to 75% of the bonus immediately, and with respect to the remainder, at any time after July 6, 2009.  The Arrangements terminate July 6, 2015, to the extent not previously received.  Effective January 1, 2009, certain technical amendments were made to the Arrangements for the purpose of bringing the Arrangements into compliance with the applicable provisions of Section 409A of the Internal Revenue Code and the regulations and interpretive guidance issued thereunder (“Section 409A”).

Bonus Plan.  On February 29, 2008, the Compensation Committee of the Board of Directors of the Company formally adopted the 2008 Bonus Plan (the “Bonus Plan”) to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of cash bonus payments for achieving certain performance goals established for them.  Participants in the Bonus Plan who are named executive officers of the Company include Daniel P. Murphy, Jr., former Senior Vice President of Corporate Development, James F. McCabe, Jr., Chief Financial Officer and a Senior Vice President of the Company, and Jeffrey A. Svoboda, a Senior Vice President of the Company and the President and Chief Executive Officer of each of Bairnco and H&H.

The Bonus Plan includes two components.  The first component is the Short Term Incentive Plan (“STIP”), and the second component is a Long Term Incentive Plan (“LTIP”).  The structure of the Bonus Plan is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Short Term Incentive Plan.  The Compensation Committee has established two components for the STIP, a return on invested capital (“ROIC”) based component and a component based on the achievement of pre-determined individual objectives.  The ROIC component is calculated by dividing pre-bonus earnings before interest, taxes, depreciation and amortization (“PBEBITDA”) by average invested capital (“AIC”).  The component based on the achievement of individual objectives is based on personal objectives set by the President, Chief Executive Officer of H&H and the Board of Directors of WHX for each individual.  Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 35% to 70%.  STIP bonuses earned will be paid annually.  No STIP bonus will be paid if either component is below a predetermined threshold.

Long Term Incentive Plan.  The LTIP component of the Bonus Plan is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years beginning in 2008.  The sales target is based on the combined budgeted sales for 2008, 2009, and 2010.  The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these 3 years.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 15% to 30%.  LTIP bonuses earned will be paid following the conclusion of the 2010 fiscal year.  A bonus payout under the LTIP will not occur if either the ROIC or sales component is below 80% of the respective target.

Under the Bonus Plan, the target percentage of base salary (as base salary is defined in his employment agreement) that may be earned by the President and Chief Executive Officer of H&H and Bairnco and Senior Vice President of the Company, Jeffrey A. Svoboda, is 100% and the target percentage of base salary that may be earned by each of the Chief Financial Officer and Senior Vice President, James F. McCabe, Jr., and the General Counsel and Secretary, Peter T. Gelfman, is 75%.

Grant of Options

On July 6, 2007, options were granted pursuant to WHX Corporation’s 2007 Incentive Stock Plan as follows: (i) 100,000 options were granted to Daniel P. Murphy, Jr., who resigned from the Company effective July 11, 2008, and (ii) 50,000 options were granted to James F. McCabe, Jr.  The options had an exercise price of $9.00 per share and are exercisable in installments as follows: half of the options granted were exercisable immediately, one-quarter of the options granted became exercisable on July 7, 2008 and the balance become exercisable on July 6, 2009.  The options will expire on July 6, 2015.  The options held by Mr. Murphy expired upon the termination of his employment with the Company in accordance with the terms of the plan.  On January 28, 2008, 100,000 options were granted to Jeffrey A. Svoboda pursuant to WHX Corporation’s 2007 Incentive Stock Plan.  The options had an exercise price of $9.00 per share and are exercisable in installments as follows: one-third of the options granted were exercisable immediately, one-third of the options granted became exercisable on January 28, 2009 and the balance become exercisable on January 28, 2010.  On April 7, 2008, 50,000 options were granted to Peter T. Gelfman subject to the terms and conditions of WHX Corporation’s 2007 Incentive Stock Plan.  The options had an exercise price of $9.00 per share and are exercisable in installments as follows: one-third of the options granted were exercisable immediately, one-third of the options granted become exercisable on April 7, 2009 and the balance become exercisable on April 7, 2010.  Effective November 24, 2008, any unexercised options then outstanding to purchase shares of Common Stock were adjusted pursuant to the terms of the 2007 Incentive Stock Plan to give effect to the Reverse Stock Split by reducing the number of share issuable thereunder to one-tenth (1/10) and by increasing the exercise price to purchase one share of Common Stock under any such option by a multiple of ten (10).

Employment Agreements

Peter T. Gelfman.  Effective April 7, 2008, Peter T. Gelfman entered into an employment agreement, pursuant to which Mr. Gelfman agreed to become the General Counsel and Secretary of the Company.  His employment agreement provides for an initial one year term, which will automatically extend for successive one year periods unless earlier terminated pursuant to its terms.  His employment agreement provides, among other things, for (i) an annual salary of $300,000, (ii) an annual bonus with a target of 75% of base salary under the Company’s STIP and LTIP; (iii) for a grant of an option to purchase 50,000 shares of the Company’s Common Stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one third of which vested on the grant date, one third of which will vest on the first anniversary of the grant date, and the final one third of which will vest on the second anniversary of the grant date; and (iv) other benefits.  As discussed above, effective November 24, 2008, the outstanding option to purchase shares of the Company’s Common Stock granted pursuant to Mr. Gelfman’s employment agreement was adjusted pursuant to the 2007 Incentive Stock Plan to reflect the Reverse Stock Split by reducing the number of shares issuable thereunder to 5,000 and by increasing the exercise price of such option to $90.00 per share.  Effective January 4, 2009, the Company amended its employment agreement with Mr. Gelfman to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. Gelfman’s employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A.

Glen M. Kassan.  Glen M. Kassan was appointed Chief Executive Officer on October 7, 2005.  In 2006, the Compensation Committee approved a salary of $600,000 per annum for Mr. Kassan effective January 1, 2006.  There is no employment agreement between the Company and Mr. Kassan regarding Mr. Kassan’s employment with the Company.  Mr. Kassan received a bonus of $100,000 in May 2008 on account of his performance in 2007.  Mr. Kassan has voluntarily deferred his annual salary (net of the 5% company-wide salary reduction), effective for the fiscal year beginning January 1, 2009.

James F. McCabe, Jr.  On February 1, 2007, James F. McCabe, Jr. entered into a one-year employment agreement with each of the Company and H&H, effective on March 1, 2007, and which, by the terms of the employment agreement, will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement provides for an annual salary of no less than $300,000 and an annual bonus to be awarded at the Company’s sole discretion, provided that McCabe’s bonus for 2007 was not to be less than $100,000 as long as his employment had not been terminated for cause and as long as he had not voluntarily terminated his employment prior to April 1, 2008.  In addition, the employment agreement provides for the grant of options to purchase 50,000 shares of the Company’s Common Stock upon the Company’s adoption of a stock option plan and registration of underlying shares by September 30, 2007, or alternatively 50,000 “phantom” options in lieu of such options if such a plan has not been adopted by such date.  The Company satisfied this obligation by granting Mr. McCabe an option to purchase 50,000 shares of the Company’s Common Stock options on July 6, 2007 at an exercise price equal to $9.00, half of which were exercisable immediately, one-quarter of which became exercisable on July 7, 2008 and the balance of which become exercisable on July 6, 2009.  As discussed above, effective November 24, 2008, the outstanding option to purchase shares of the Company’s Common Stock granted pursuant to Mr. McCabe’s employment agreement was adjusted pursuant to the 2007 Incentive Stock Plan to reflect the Reverse Stock Split by reducing the number of shares issuable thereunder to 5,000 and by increasing the exercise price of such option to $90.00 per share.

In addition, pursuant to Mr. McCabe’s employment agreement, he is entitled to four weeks paid vacation, health insurance coverage (if and to the extent provided to all other employees of the Company), a car allowance of $600 per month, and life insurance, disability insurance and 401(k) benefits, if and to the extent provided to executives of either WHX or H&H.  Mr. McCabe was also entitled to a temporary living allowance of $3,400 per month through February 2009 under his employment agreement, and thereafter is receiving a monthly living allowance of up to $4,000 per month.  Effective January 4, 2009, the Company amended its employment agreement with Mr. McCabe to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. McCabe’s employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A.

Jeffrey A. Svoboda.  Effective January 28, 2008, Jeffrey A. Svoboda entered into an employment agreement, pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H.  Mr. Svoboda was also appointed by the Board of the Company to serve as the President and Chief Executive Officer of Bairnco, effective January 1, 2009, and as a Senior Vice President of the Company, effective March 1, 2009.  His employment agreement provides for an initial two-year term, which will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement also provides to Mr. Svoboda, among other things, (i) an annual salary of $500,000, (ii) an annual bonus with a target of 100% of base salary under the Company’s STIP and LTIP (as base salary is defined in his employment agreement); (iii) a grant of 100,000 options to purchase shares of the Company’s Common Stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one-third of which vested on the grant date, one-third of which vested on the first anniversary of the grant date, and the final one-third of which will vest on the second anniversary of the grant date; and (iv) other benefits.  As discussed above, effective November 24, 2008, the outstanding option to purchase shares of the Company’s Common Stock granted pursuant to Mr. Svoboda’s employment agreement was adjusted pursuant to the 2007 Incentive Stock Plan to reflect the Reverse Stock Split by reducing the number of shares issuable thereunder to 10,000 and by increasing the exercise price of such option to $90.00 per share.  Effective January 4, 2009, the Company amended its employment agreement with Mr. Svoboda to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. Svoboda’s employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A.

As Mr. Svoboda’s employment did not commence until January 28, 2008, Mr. Svoboda was not a named executive officer of the Company for the fiscal year ended December 31, 2007.

See “— Potential Payments upon Termination or Change in Control” for further discussion on termination, retirement and change-in-control provisions of the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by the named executive officers as of December 31, 2008.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)(1)	(c) (1)	(e) (1)	(f)
Glen M. Kassan Chief Executive Officer	--	--	--	--
James F. McCabe, Jr. Chief Financial Officer and Senior Vice President	3,750	1,250(2)	$ 90.00	July 6, 2015
Jeffrey A. Svoboda Senior Vice President of WHX and President and Chief Executive Officer of H&H and Bairnco	6,667	3,333(3)	$ 90.00	January 28, 2016
Daniel P. Murphy, Jr. Senior Vice President of Corporate Development(4)	--	--	--	--

(1)
Effective November 24, 2008, any unexercised options then outstanding to purchase shares of the Company’s Common Stock were adjusted pursuant to the terms of the 2007 Incentive Stock Plan to give effect to the Reverse Stock Split by reducing the number of share issuable thereunder to one-tenth (1/10) and increasing the exercise price to purchase one share of Common Stock under any such option by a multiple of ten (10).  All amounts reported in this table have been adjusted accordingly to reflect the Reverse Stock Split.

(2)	The options vest as follows: one-half of the options granted were exercisable immediately, one-quarter became exercisable on July 7, 2008 and the balance becomes exercisable on July 6, 2009.

(3)
The options vest as follows: one-third of the options granted were exercisable immediately, one-third of the options granted became exercisable on January 28, 2009 and the balance becomes exercisable on January 28, 2010.

(4)	All unexercised options granted to Mr. Murphy expired upon his resignation from his executive officer position with the Company, effective July 11, 2008.

Pension Benefits

The WHX Pension Plan, a defined benefit plan, provides benefits to certain current and former employees of the Company and its current and former subsidiaries, H&H, Bairnco and Wheeling-Pittsburgh Corporation.

In 2005, the WHX Pension Plan was amended to freeze benefit accruals for all hourly non-bargained and salaried H&H plan participants and to close the Plan to future entrants.  The only participants who continue to receive benefit accruals are approximately 260 active employees who are covered by collective bargaining agreements.  In 2008, two Bairnco qualified pension plans for which the accrual of future benefits had been frozen in 2006 were merged into the WHX Pension Plan.

The WHX Pension Plan provides for annual benefits following normal retirement at various normal retirement ages, under a variety of benefit formulas depending on the covered group.  The bargained participants earn benefits under a service multiplier arrangement that varies based on collective bargaining agreements.  For all other participants, the frozen benefits are based on either multiplier arrangements for hourly-paid participants or a percentage of final average earnings formula for salaried participants.

The WHX Pension Plan provided benefits to one of the named executive officers, Mr. Murphy.  For purposes of H&H salaried participants, such as Mr. Murphy, “compensation” includes base salary earned prior to December 31, 2005.  The WHX Pension Plan does not include any amount payable as a bonus, commission, overtime premium, shift differential, reward, prize or any type of compensation other than regular fixed salary or wage.  The annual limit on compensation has been adjusted in accordance with the Internal Revenue Code, Section 401(a)(17)(B) which allowed for maximum compensation of $210,000 in plan year 2005, earnings in years thereafter are not included in the calculation of benefits under the WHX Pension Plan.  Prior to January 1, 2006, certain H&H executives, including Mr. Murphy, earned benefits under the H&H Supplemental Executive Retirement Plan (the “SERP”).  The SERP restored benefits lost due to the 401(a)(17) compensation limit and included into the definition of compensation, 25% of annual Management Incentive Plan awards.  Mr. Murphy resigned from his executive officer position with the Company, effective July 11, 2008, and will be entitled to receive the vested portion of his benefits as provided under the terms of the WHX Pension Plan and the SERP.

The WHX Pension Plan provides for early retirement under a variety of eligibility rules pertinent to each covered group.  Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced either by a fixed factor per month or on an actuarial equivalence basis, depending on the covered group.  The normal form of payment under the WHX Pension Plan also varies, but is a straight life annuity for most participants and a ten-year certain and life annuity for others.  The WPSC bargained participants earn a straight life annuity under a 414(k) arrangement and have the option to take up to $10,000 of their defined contribution plan assets as a lump sum.

We are not aware of any pension payments made during 2008 or 2007 for any of the Company’s named executive officers.  The valuation method and material assumptions applied in quantifying the present value of accumulated benefit are set forth in Note 6 to the Company’s 2008 Consolidated Financial Statements.

Potential Payments Upon Termination or a Change in Control

Peter T. Gelfman.  In the event that the Company terminates Mr. Gelfman’s employment agreement without cause or gives notice not to extend the term of the employment agreement, the Company will pay to Mr. Gelfman, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of the greater of his then current annual base salary and his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits for up to a 12 month period following termination and (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect.  Mr. Gelfman will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

James F. McCabe, Jr.  In the event that the Company terminates Mr. McCabe’s employment agreement without cause or gives notice not to extend the term of the employment agreement, the Company will pay to Mr. McCabe, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of the greater of his then current annual base salary and his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits for up to a 12 month period following termination, (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect and (iv) a car allowance for a one year period after termination.  Mr. McCabe will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or the Company relocates more than 50 miles from the Company’s headquarters, as more specifically described in the employment agreement.

Jeffrey A. Svoboda.  In the event that H&H terminates Mr. Svoboda’s employment agreement without cause or gives notice not to extend the term of the employment agreement, H&H will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract (as base salary is defined in his employment agreement), or, one (1) year of his then current annual base salary, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or H&H relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

Separation Agreement

On June 20, 2008, Mr. Murphy notified the Company that he would be exercising his right to terminate his position as Senior Vice President of Corporate Development of the Company, pursuant to the terms of his employment agreement, as amended.  Effective July 11, 2008, Mr. Murphy resigned from the Company.  On January 16, 2009, Mr. Murphy received a severance payment equal to his current annual base salary for two years, or $940,000 in total, pursuant to the terms of his employment agreement, as amended.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each director who served on our Board of Directors during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(d)	(g)	(h)
Robert Frankfurt (4)	3,429	--	--	3,429
Jack L. Howard	--	--	--	--
Glen M. Kassan	--	--	--	--
Louis Klein, Jr.	62,651	9,461(1)(2)	--	72,112
Warren G. Lichtenstein	--	--	--	--
John H. McNamara, Jr.	--	--	--	--
Daniel P. Murphy, Jr. (5)	--	--	--	--
John J. Quicke	--	--	--	--
Joshua E. Schechter (6)	--	--	--	--
Garen W. Smith	62,651	9,461(1)(2)	--	72,112(3)

(1)
Option awards consist of 1,000 options, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect the Reverse Stock Split, issued to each of Messrs. Klein and Smith on July 6, 2007 that are exercisable as follows: one-half of the options granted were exercisable immediately, one-fourth of the options granted became exercisable on July 7, 2008 and the balance becomes exercisable on July 6, 2009.

(2)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Consolidated Financial Statements filed with the Company’s Annual Report on Form 10-K, filed on March 31, 2009, which is incorporated herein by reference.

(3)
In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the Company, Unimast Incorporated (“Unimast”) and Mr. Smith in connection with the sale by the Company of Unimast, its wholly-owned subsidiary, and the termination of Mr. Smith’s employment as President and Chief Executive Officer of Unimast.

(4)
Mr. Frankfurt was elected as a director of the Company by the existing members of the Board of Directors of the Company on November 29, 2008 to fill a vacancy created when the Board of Directors of the Company increased the number of authorized directors from seven (7) to eight (8).

(5)	Mr. Murphy resigned from his position as a director of the Company, effective July 11, 2008.

(6)	Mr. Schechter resigned from his position as a director of the Company, effective February 5, 2008.

Effective January 1, 2009, our Board of Directors adopted the following compensation schedule for non-affiliated directors, which reduced the fees for non-affiliate directors by 5% as compared to the prior year in furtherance of the Company’s ongoing efforts to lower its operating costs:

Annual Retainer for Directors:	$ 23,750
Board Meeting Fee:	$ 1,425
Annual Retainer for Committee Chair (other than Audit Committee Chair):	$ 4,750
Committee Meeting Fee (other than for Audit Committee):	$ 950
Annual Retainer for Audit Committee Members:	$ 4,750
Annual Retainer for Audit Committee Chair:	$ 9,500

On January 1, 2009, the Compensation Committee of the Board of the Company authorized an additional payment in the amount of $12,500 to each of Messrs. Klein and Smith in recognition of their service on special committees of the Board during 2008.  These payments were made in February 2009.

Mr. Quicke was awarded a bonus of $250,000 under the Bonus Plan with respect to his services as a Vice President of the Company in 2008.

In addition, in July 2007, Messrs. Smith and Klein received options to acquire 1,000 shares of the Company’s Common Stock at an exercise price of $90.00 per share, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect the Reverse Stock Split.  Half of the shares were immediately exercisable, one-quarter were exercisable on the first anniversary of the date of grant and the balance is exercisable on the second anniversary of the grant date.

On July 6, 2007, the Compensation Committee of the Board of the Company adopted the Arrangements for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and manager of Steel Partners, the manager of SPH and SP II, and Glen Kassan, the Chief Executive Officer and Vice Chairman of the Board of the Company and Managing Director and operating partner of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan.  The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 10,000 multiplied by the difference of the market value of the Company’s stock price and $90.00, as adjusted pursuant to the terms of the 2007 Incentive Stock Plan to reflect the Reverse Stock Split.  The Arrangements are not based on specified targets or objectives other than the Company’s stock price.  The bonus is payable upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The notice can be sent with respect to 75% of the bonus immediately, and with respect to the remainder, at any time after July 6, 2009.  The Arrangements terminate July 6, 2015, to the extent not previously received.  Effective January 1, 2009, certain technical amendments were made to the Arrangements for the purpose of bringing the Arrangements into compliance with the applicable provisions of Section 409A.

Limitation on Liability and Indemnification Matters

The Company’s amended and restated bylaws and amended and restated certificate of incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

Directors’ and Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our existing equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b) (1)	(c) (1)
Equity compensation plans approved by security holders	64,400	$90.00	15,600
Equity compensation plans not approved by security holders	--	--	--
Total:	64,400	$90.00	15,600
______________

(1)
Effective November 24, 2008, any unexercised options then outstanding to purchase shares of the Company’s Common Stock were adjusted pursuant to the terms of the 2007 Incentive Stock Plan to give effect to the Reverse Stock Split by reducing the number of share issuable thereunder to one-tenth (1/10) and increasing the exercise price to purchase one share of Common Stock under any such option by a multiple of ten (10).  All amounts reported in this table have been adjusted accordingly to reflect the Reverse Stock Split.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of shares of our Common Stock as of July 23, 2009, held by:

•	Each person who beneficially owns 5% or more of the shares of Common Stock then outstanding;

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options, if any, held by that person that were exercisable on July 23, 2009 or would be exercisable within 60 days following July 23, 2009 are considered outstanding.  Such shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other person.  To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 12,178,535 shares of Common Stock outstanding as of July 23, 2009.  Unless otherwise listed in the table below, the address of each such beneficial owner is c/o WHX Corporation, 1133 Westchester Avenue, Suite N222, White Plains, NY.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Class
Steel Partners II, L.P. (2) 590 Madison Avenue New York, New York 10022	3,995,974	32.8%

GAMCO Investors, Inc. (3) One Corporate Center Rye, New York 10580	1,436,910	11.8%

Warren G. Lichtenstein (2)	3,995,974	32.8%

Jack L. Howard (4)	7,643	*

Glen M. Kassan	0	0

Louis Klein, Jr. (5)	14,000	*

James F. McCabe, Jr. (6)	10,000	*

Daniel P. Murphy, Jr. (7)	0	0

John J. Quicke	0	0

John H. McNamara, Jr.	0	0

Robert Frankfurt	0	0

Garen W. Smith (8)	2,415	*

Jeffrey A. Svoboda (9)	6,767	*

All Directors and Executive Officers as a Group (12 persons) (10)	4,045,635	33.2%
_______________
* less than 1%

(1)	All amounts reported in this table have been adjusted to reflect the Reverse Stock Split.

(2)
Based upon Amendment No. 7 to Schedule 13D it filed on July 17, 2009, SP II beneficially owns 3,995,974 shares of Common Stock.  SPH is the sole limited partner of SP II.  Steel Partners is the manager of SP II and SPH.  Steel Partners II GP LLC (“SP II GP”) is the general partner of SP II and SPH.  Warren G. Lichtenstein is the manager of Steel Partners and the managing member of SP II GP.  By virtue of these relationships, each of SPH, Steel Partners, SP II GP and Mr. Lichtenstein may be deemed to beneficially own the Shares owned by SP II.

(3)	Based upon Amendment No. 3 to Schedule 13D it filed on March 25, 2009, a group including GAMCO Investors, Inc. beneficially owns 1,436,910 shares of Common Stock.

(4)
Consists of 7,643 shares owned directly by EMH, which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH.  Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

(5)	Includes 1,000 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

(6)	Includes 5,000 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

(7)
Mr. Murphy resigned from his executive officer position and as a director of WHX, effective July 11, 2008.  All unexercised options granted to Mr. Murphy expired upon his resignation from his executive officer position with the Company.

(8)	Includes 1,000 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

(9)	Includes 6,667 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

(10)
Includes 5,502 shares of Common Stock and 3,334 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof held by executive officers not specifically identified in the table.

Certain Relationships and Related Transactions

Warren G. Lichtenstein, Chairman of the Board of the Company, is also the manager of Steel Partners and the managing member of SP II GP.  SPH is the sole limited partner of SP II.  Steel Partners is the manager of SP II and SPH.  SP II GP is the general partner of SP II and SPH.  SP II owns 3,995,974 shares of the Company’s Common Stock.  In addition, Jack L. Howard is President of Steel Partners.  EMH is an affiliate of Mr. Howard.  Glen M. Kassan is a Managing Director and operating partner of Steel Partners.  John H. McNamara, Jr. is a Managing Director and investment professional of Steel Partners.  John J. Quicke is a Managing Director and operating partner of Steel Partners.  Messrs. Lichtenstein, Howard, Kassan, McNamara and Quicke are also directors of the Company.

To our knowledge, there are no transactions involving the Company and any related person, as that term is used in applicable SEC regulations, in the fiscal years ended December 31, 2008 and 2007 that are required to be disclosed in this Proxy Statement which are not disclosed.  Our Board of Directors is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

As used throughout this Proxy Statement, the term “affiliate” means with respect to a person each other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

Section 16(A) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and NASDAQ.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

 Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended December 31, 2008, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements except for the following reports that were inadvertently reported late: (1) Jeffrey A Svoboda failed to file one timely report on Form 4 required by section 16(a), (2) John H. McNamara, Jr., failed to file one timely report on Form 3 required by section 16(a) and (3) Robert Frankfurt failed to file one timely report on Form 3 required by section 16(a).

Vote Required

The affirmative vote of stockholders holding a plurality of the votes is required to approve this Proposal No. 1.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have selected Grant Thornton LLP (“GT”) to serve as independent accountants of the Company for the fiscal year ending December 31, 2009.  GT has served as the Company’s independent accounting firm since January 2007.

Dismissal of PricewaterhouseCoopers LLP

On January 17, 2007, WHX dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, effective upon the completion by PwC of its procedures regarding: (i) the Company’s 2004 Annual Report on Form 10-K; and (ii) the financial statements of the Company as of March 31, 2005 and for the quarter then ended, the financial statements of the Company as of June 30, 2005 and for the quarter and six-month periods then ended and the financial statements of the Company as of  September 30, 2005 and for the quarter and nine-month periods then ended and the Forms 10-Q for 2005 in which each of the above described financial statements will be included. The decision to dismiss PwC was approved by the Company’s Audit Committee.

The reports of PwC on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004, and the reports of PwC on the financial statements did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph disclosing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and 2004, and through March 9, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2005 and 2004, and through March 9, 2007, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than as reported in Item 9A of its 2005 Annual Report on Form 10-K.

Engagement of Grant Thornton LLP

On January 22, 2007, the Company engaged GT as the Company’s independent registered public accountant.  The engagement of GT was approved by the Audit Committee of the Company’s Board of Directors.

We previously disclosed the dismissal of PwC and the appointment of GT in a Form 8-K filed with the SEC on January 23, 2007, as amended on March 13, 2007.  In connection with the filing of that Form 8-K, we provided PwC a copy of the disclosures made herein, which are substantially the same disclosures that were included in that Form 8-K and requested PwC to furnish us a letter addressed to the SEC stating whether or not it agrees with the statements herein.  PwC previously provided us that letter, stating that it did agree with such disclosure, a copy of which was filed with the SEC as Exhibit 16 to that Form 8-K.

Representations at the Meeting

Representatives from GT will be present at the Meeting and they will have the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions.  Representatives from PwC will not be present at the Meeting.

Audit Fees

The aggregate fees billed by GT for professional services rendered was $2,321,960 and $2,533,565 for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, which services included the cost of the reviews of other periodic reports for each respective year.

Audit-Related Fees

The aggregate fees billed by GT for professional services categorized as Audit-Related Fees rendered was $51,209 and $20,276 for the years ended December 31, 2008 and 2007, respectively, relating principally for assistance and services pertaining to the audit of the financial statements of Bairnco’s 401(k) Plan.

Tax Fees

The aggregate fees billed by GT for tax services for the fiscal years ended December 31, 2008 and 2007 were $15,600 and $44,057, respectively, relating principally for tax compliance, advice and planning.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended December 31, 2008 and 2007.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by GT during our most recent fiscal year are compatible with maintaining the independence of such auditors.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by the Board.  The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented, with GT, the Company’s independent auditors for the fiscal year ended December 31, 2008.  The Audit Committee has received the written disclosures and the letter from GT, as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with GT the independence of GT.  The Audit Committee also considered whether GT’s non-audit services, including tax planning and consulting, are compatible with maintaining GT’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Louis Klein, Jr.

Garen W. Smith

Robert Frankfurt

Vote Required

The affirmative vote of stockholders holding not less than a majority of the votes cast on the matter is required to approve Proposal No. 2.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING AND OTHER MATTERS

Stockholder Proposals

In accordance with WHX’s Amended and Restated By Laws, stockholders wishing to nominate directors or bring a proposal before the 2010 Annual Meeting of stockholders must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than the close of business on May 27, 2010 nor earlier than the close of business on April 27, 2010; provided, however, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after August 25, 2010, notice by the stockholder to be timely must be delivered not earlier than the close of  business on the 120th day prior to such annual meeting and not later than the later of the close of  business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person.  We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

Annual Report and Available Information

The Company is concurrently sending all of its stockholders of record as of July 1, 2009 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Such report contains the Company’s certified consolidated financial statements for the fiscal year ended December 31, 2008, including those of the Company’s subsidiaries, which are incorporated herein by reference. Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC. Requests should be directed to Peter T. Gelfman, General Counsel and Secretary, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604 or (914) 461-1300.  You may also access a copy of our Annual Report on Form 10-K electronically in the Investor Relations section of the Company’s website, www.whxcorp.com or at http://www.whxcorp.com/2009annual.php.

WHX Corporation,

/s/ Glen M. Kassan

Glen M. Kassan
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 25, 2009.  The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at:  http://www.whxcorp.com/2009annual.php.

WHX CORPORATION

Proxy – Annual Meeting of Stockholders
August 25, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Glen M. Kassan and James F. McCabe, Jr., each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of WHX Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 25, 2009, at 11:00 a.m., local time, at the Park Central Hotel, 870 Seventh Avenue at 56th Street, New York, NY 10019, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July 27, 2009, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF PROPOSAL NOS. 1 AND 2.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL NO. 2.

1.
Election of Directors: The election of the following nominees to the Board of Directors, to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify:

Warren G. Lichtenstein
Robert Frankfurt
Jack L. Howard
Glen M. Kassan
Louis Klein, Jr.
John H. McNamara Jr.
John J. Quicke
Garen W. Smith

FOR ALL NOMINEES [___]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [___]

To withhold authority to vote for any individual nominee(s), print name(s) above.

2.	Ratification of the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2009.

FOR [___]                  AGAINST [___]              ABSTAIN [___]

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

NOTE: Your signature should appear the same as your name appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a corporation gives a proxy, an authorized officer should sign it.

Signature:	Title:	Date:

Signature:	Title:	Date:

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.  No postage is required if mailed in the United States.

  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [___]

  _______________________________________________________

  _______________________________________________________

2